AMENDED AND RESTATED


                                     BYLAWS

                                       of

                       SPICE ENTERTAINMENT COMPANIES, INC.


                            (A Delaware Corporation)

                            As Adopted June 13, 1997








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                       SPICE ENTERTAINMENT COMPANIES, INC.
                        (Hereinafter, the "Corporation")
                             A DELAWARE CORPORATION
                                     BYLAWS

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                                    ARTICLE 1
                                  STOCKHOLDERS


                  Section 1.1       Annual Meeting.

                  An Annual Meeting of stockholders to elect directors and of transact such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board of Directors in the notice of meeting.

                  Section 1.2       Special Meetings.

                  Except  as  otherwise  provided  in the  terms of any class or series of preferred stock or unless otherwise provided by law or by the Certificate of Incorporation, Special Meetings of stockholders of the Corporation, for any purpose or purposes, may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by 75% of the members of the Board of Directors then in office. No business except that which is designated in the notice of meeting shall be considered at any Special Meeting of stockholders. The notice of meeting for any meeting at which the Certificate of Incorporation or these Amended and Restated Bylaws are proposed to be amended shall describe generally the proposed amendment. Special meetings of holders of any outstanding class or series of preferred stock may be called in the manner and for the purposes provided in the Certificate of Incorporation of the Corporation or in the resolutions of the Board of Directors providing for the issuance of such class or series of preferred stock.

                  Section 1.3       Notice of Meetings.

                  Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law. Such notices shall be signed by the Secretary or other person or persons calling the meeting.



                  Section 1.4       Notice of Nominations for the Election of
Directors.

                  (a) Subject to the rights of any class or series of preferred stock, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally; provided, however, that any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation at the Corporation's principal executive office (i) with respect to any election to be held at an Annual Meeting of stockholders, not more than one hundred twenty
(120) days nor less than ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a Special Meeting of stockholders to elect directors, not more than sixty (60) days prior to such Special Meeting nor later than the close of business seven (7) days after the day on which notice of the Special Meeting is given to stockholders.

                  Such notice must contain:

                           (1)      the name and address of the  stockholder who
intends to make the nomination and of the person or persons to be nominated;

                           (2)      a representation  that the stockholder
intending to make such nomination(s) is the holder of record of the shares of common stock and/or any class or series of capital stock entitled to vote with the holders of common stock generally upon matters which may be submitted to a vote of stockholders at such meeting ("Voting Securities") and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

                           (3)      a description of all arrangements or
understandings relating to such election of directors between such stockholder, each person proposed to be nominated and any other person or persons (naming such person or persons);

                           (4)      such other  information  regarding the
person(s) proposed to be nominated for election that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder; and

                           (5)      the consent of each person  proposed to be
nominated to serve as a director of the Corporation if so elected.

                  (b) If a person is validly designated as a nominee in accordance with paragraph (a) above and thereafter becomes unable or unwilling to stand for election to the Board of Directors, the stockholder proposing to nominate such person may designate a substitute nominee by delivering, not fewer than thirty (30) days prior to the date of the meeting for the election of directors, a written notice to the Secretary proposing a substitute nominee and setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph (a) above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of such substitute nominee.

                  (c) If the chairman of any meeting of stockholders for the election of directors determines that the nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 1.4, such nomination shall be void.

                  (d) The provisions of this Section 1.4 shall not apply to the nomination or election of any directors to be elected by the holders of any class or series of preferred stock.

                  Section 1.5 Stockholder Proposals Regarding Amendments to Certificate of Incorporation.

                  Notwithstanding  anything to the  contrary  set forth in these
Amended and Restated Bylaws, no proposal by a stockholder to amend or supplement the Certificate of Incorporation of the Corporation shall be voted upon at any meeting of stockholders unless such stockholder shall have delivered, not less than ten (10) days nor more than sixty (60) days before the date specified for such meeting of stockholders, to the Secretary of the Corporation (i) written notice of such proposal and the text of such amendment or supplement, (ii) a representation that the stockholder proposing such amendment or supplement is the holder of record of shares of Voting Securities and the number of shares of each class of the capital stock of the Corporation beneficially owned by such stockholder, (iii) a list of the names of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert or with whom such stockholder otherwise has any understanding or agreement and the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner, and (iv) an opinion of counsel (such counsel and opinion to be reasonably satisfactory to the Board of Directors of the Corporation), to the effect that the Certificate of Incorporation of the Corporation, as proposed to be so amended or supplemented, would not be in conflict with the laws of the State of Delaware. After such stockholder shall have delivered the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether such items are reasonably satisfactory and shall notify such stockholder in writing of its determination, which notice shall be delivered to such stockholder prior to the meeting. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary of the Corporation determines that the items submitted are not reasonably satisfactory, then such proposal by such stockholder shall not be presented and shall not be voted upon by the stockholders of the Corporation at such meeting of stockholders.

                  Section 1.6 Quorum Present to Conduct Business at Stockholders' Meetings.

                  Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated Bylaws, at any meeting of stockholders the holders of a majority in total voting power of the total number of outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business at any meeting of stockholders. In the absence of a quorum, the holders of a majority in total voting power of the shares that are present in person or by proxy or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these Amended and Restated Bylaws until a quorum shall attend.

                  Section 1.7       Adjournment of Stockholders' Meetings.

                  Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, and, except as provided below, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.8       Organization of Stockholders' Meetings.

                  The Chairman of the Board, or in his absence the President, or in their absence, any Vice President, shall call to order meetings of stockholders  and  shall  act as  chairman  of  such  meetings  (the  "Presiding
Person").   The  Board  of  Directors  or,  if  the  Board  fails  to  act,  the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as the Presiding Person of any meeting of stockholders in the absence of the Chairman of the Board, the President and all Vice Presidents.

                  The Secretary of the Corporation shall act as secretary of all meetings of stockholders and shall keep the minutes thereof, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

                  Section 1.9       Conduct of Meetings by Presiding Person.

                  All determinations of the Presiding Person at each meeting of stockholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the Voting Securities held by stockholders present in person or represented by proxy at such meeting. Accordingly, in any meeting of stockholders or part thereof, the presiding person shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

                  (a) The Presiding Person may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

                  (b) If disorder shall arise which prevents continuation of the legitimate business of the meeting, the Presiding Person may announce the adjournment of the meeting, and upon his so doing, the meeting shall be deemed immediately adjourned.

                  (c) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these Amended and Restated Bylaws. The Presiding Person may propose any motion for vote. The order of business at all meetings of stockholders shall be determined by the Presiding Person.

                  (d) The Presiding Person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

                  (e) Before any meeting of stockholders, the Board of Directors may appoint one or more persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Presiding Person may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspector(s) of election at the meeting of stockholders. If any person appointed as inspector fails to appear or fails or refuses to act, the Presiding Person may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill such vacancy.

         The duties of these inspectors shall be as follows:

                  (i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                  (ii)     Receive votes or ballots;

                  (iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (iv)     Count and tabulate all votes;

                  (v) Report to the Board of Directors the results based on the information assembled by the inspectors; and

                  (vi) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Notwithstanding the foregoing, the final certification of the results of any election or other matter acted upon at a meeting of stockholders shall be made by the Board of Directors.

                  Section 1.10      Voting at Stockholders' Meetings.

                  Subject to the rights of the holders of any class or series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, and except in respect of the election of directors, at any meeting duly called and held at which a quorum is present the affirmative vote of a majority of the voting power of the Voting Securities held by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless the laws of the state of Delaware or the Certificate of Incorporation require a different vote, in which case such provision shall govern and control the decision of such question.

                  Section 1.11      Voting List.

                  (a) A complete list of the stockholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of and number and class of shares owned by each stockholder shall be prepared by the Secretary or other officer of the Corporation or by an officer of the transfer agent of the Corporation having charge of the stock transfer books.

                  (b) The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of the stockholders.


                                    ARTICLE 2
                               BOARD OF DIRECTORS


                  Section 2.1       Number and Term of Office.

                  The governing body of this Corporation shall be a Board of Directors. Subject to any rights of the holders of any class or series of preferred stock to elect additional directors, the initial number of directors on the Board of Directors at the time of the adoption of these Amended and Restated Bylaws shall be seven (7). The number of directors of the Corporation may be increased or decreased from time to time by resolution adopted by 80% of the members of the Board of Directors then in office, but no decrease in the number of members of the Board of Directors shall have the effect of shortening the term of any incumbent director, except as may be provided in the terms of any class or series of preferred stock with respect to any additional director elected by the holders of such class or series of preferred stock. Except as provided in Section 2.3 of this Article 2, directors shall be elected by a plurality of the votes cast at the Annual Meeting of stockholders, and each director so elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Directors shall be of legal age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

                  Section 2.2       Resignations.

                  Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                  Section 2.3       Newly Created Directorships and Vacancies.

                  Subject to the rights of the holders of any class or series of preferred stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next Annual Meeting of stockholders and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Section 2.4       Chairman of the Board.

                  The directors shall elect one of their members to be Chairman of the Board of Directors in accordance with Section 3.1 of these Amended and Restated Bylaws. The Chairman may be removed as Chairman prior to the conclusion of his term of office by a vote of [80%] of the other members of the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

                  Section 2.5       Meetings of the Board.

                  The Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting immediately following the Annual Meeting of the stockholders. Meetings (regular or special) of the Board of Directors shall be held not less often than four (4) times a year.

                  Notice of each regular meeting shall be furnished in writing to each member of the Board of Directors not less than ten (10) days in advance of said meeting, unless such notice requirement is waived in writing by each member. Attendance of a director at a regular or special meeting of the Board shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No notice need be given of the meeting following an Annual Meeting of stockholders.

                  Special Meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting. Special Meetings of the Board of Directors may be called by the Chairman of the Board, and shall be called by the Secretary of the Corporation upon the written request of not less than 75% of the members of the Board of Directors then in office. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

                  Section 2.6       Notice of Special Meetings of the Board.

                  Notice of any Special Meeting shall be given to each director at his business or residence in writing, by mail or by facsimile transmission, or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any Special Meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Amended and Restated Bylaws. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

                  Section 2.7       Quorum and Organization of Meetings.

                  A  majority  of the total  number of  members  of the Board of
Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Notwithstanding the foregoing, the following actions shall be submitted to a vote of stockholders only pursuant to a resolution adopted by 75% of the members of the Board of Directors then in office: merger or consolidation of the Corporation, a sale or lease of all or substantially all of the assets of the Corporation, or a reorganization or recapitalization of the Corporation, provided such transaction requires stockholder approval. Meetings shall presided over by the Chairman of the Board or in his absence by the Vice Chairman, if any, or by such other person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.8       Executive Committee of the Board.

                  The Board of Directors, by the affirmative vote of not less than 80% of the members of the Board of Directors then in office, may designate an Executive Committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation. Subject to the limitations of the law of the State of Delaware and the Certificate of Incorporation, such Executive Committee shall exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee shall keep minutes of its meetings and report to the Board of Directors not less often than quarterly on its activities and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to it.

                  Section 2.9       Other Committees of the Board.

                  The Board of Directors may by resolution establish committees other than an Executive Committee and shall specify with particularity the powers and duties of any such committee, subject to any limitations of the laws of the State of Delaware or the Certificate of Incorporation. Such committees shall serve at the pleasure of the Board; keep minutes of their meetings; and have such names as the Board of Directors by resolution may determine and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them.
                  Section 2.10      Committees Generally.

                  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee which may be established by the Board of Directors pursuant to these Amended and Restated Bylaws may fix its own rules and procedures. In the absence of such rules and procedures, any such committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Amended and Restated Bylaws. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

                  Section 2.11      Directors' Compensation.

                  Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity.

                  Section 2.12      Action Without Meeting of the Board.

                  Nothing contained in these Amended and Restated Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board to take any action required or permitted to be taken by them without a meeting if a consent in writing describing the action so taken is signed by all the directors or members of the committee entitled to vote with respect to the subject matter thereof and filed with the minutes of the proceedings of the Board of Directors.

                  Section 2.13      Telephone Meetings of the Board.

                  Nothing contained in these Amended and Restated Bylaws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                    ARTICLE 3
                                    OFFICERS


                  Section 3.1       Executive Officers.

                  The Board of Directors shall elect or appoint from its own number, at its first meeting after each Annual Meeting of stockholders, a Chairman of the Board. The Board of Directors shall also elect or appoint a President and such Vice Presidents as in the opinion of the Board of Directors the business of the Corporation requires, a Treasurer and a Secretary, any of whom may or may not be directors. The Board of Directors may also elect or appoint, from time to time, such other or additional officers as in its opinion are desirable for the conduct of business of the Corporation. Each officer shall hold office until the first meeting of the Board of Directors following the next Annual Meeting of stockholders. Any person may hold at one time two or more offices; provided, however, that the President shall not hold the office of Secretary or Assistant Secretary.

                  Section 3.2       Powers and Duties of Officers.

                  The Chairman of the Board shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chairman of the Board and such other duties as may be prescribed from time to time by the Board of Directors. He shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform his duties, he shall perform the duties of the President. He may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board of Directors. He may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board of Directors. The Chairman shall preside at all meetings of stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Amended and Restated Bylaws.

                  The President of the Corporation shall be responsible for the active direction of the daily business of the Corporation and shall exercise such duties as customarily pertain to the office of President and such other duties as may be prescribed from time to time by the Board of Directors. The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board of Directors. In the absence or disability of the Chairman of the Board the President shall perform the duties and exercise the powers of the Chairman of the Board.

                  Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chairman of the Board, the President, the Executive Committee, if any, or the Board of Directors. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board of Directors.

                  The Treasurer shall be the chief financial officer of the Corporation. Unless the Board of Directors otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and general supervision of the collection and disbursement of funds of the Corporation. He shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. He may sign, with the Chairman of the Board, President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. He shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. He may be required to give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board of Directors. He shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board of Directors, which shall, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings; may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give notices of meetings; and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 3.3       Bank Accounts.

                  In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer, with approval of the Chairman of the Board or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chairman of the Board or the President of the Corporation.

                  Section 3.4       Proxies.

                  Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the Chairman of the Board or the President or their designees shall have full power and authority on behalf of the Corporation to attend and to vote all shares of stock held by this Corporation upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                    ARTICLE 4
                                  CAPITAL STOCK


                  Section 4.1       Stock Certificates.

                  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the class and number of shares represented thereby and in such form, not inconsistent with the law of the State of Delaware or the Certificate of Incorporation of the Corporation, as the Board of Directors may from time to time prescribe.

                  The certificates of stock shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

                  Section 4.2       Transfer of Shares.

                  (a) Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

                  (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

                  Section 4.3       Fixing Record Date.

                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                  Section 4.4       Lost Certificates.

                  The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                  Section 4.5       Transfer Agent and Registrar.

                  The Board of Directors may appoint one or more transfer agents and one or more registrars, any may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

                  Section 4.6       Regulations.

                  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.


                                    ARTICLE 5
                                 INDEMNIFICATION


                  Section 5.1       Right to Indemnification.

                  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 5.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

                  Section 5.2       Prepayment of Expenses.

                  The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 5 or otherwise.

                  Section 5.3       Claims.

                  If a claim for indemnification or payment of expenses under this Article 5 is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

                  Section 5.4       Nonexclusivity of Rights.

                  The rights conferred on any Indemnitee by this Article 5 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 5.5       Other Sources.

                  The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.
                  Section 5.6       Amendment or Repeal.

                  Any repeal or modification of the foregoing provisions of this
Article 5 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  Section 5.7       Other Indemnification and Prepayment of
Expenses.

                  This Article 5 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.


                                    ARTICLE 6
                               AMENDMENT OF BYLAWS

                  Section 6.1       Vote Requirements.

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors shall have the power to alter, amend or repeal these Amended and Restated Bylaws and to adopt new bylaws pursuant to action taken by the affirmative vote of not less than 80% of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose.

                  Section 6.2       Stockholder Proposals Section.

                  Notwithstanding anything to the contrary set forth in these Amended and Restated Bylaws, no proposal by a stockholder to alter, amend or repeal these Amended and Restated Bylaws or to adopt new bylaws may be voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 6.2) and in writing to the Secretary of the Corporation at the Corporation's principal executive office (i) notice of such proposal and the text of the proposed alteration, amendment, repeal or addition, (ii) a representation that the stockholder proposing such amendment, repeal or addition is the holder of record of shares of Voting Securities and the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (iii) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert or with whom such stockholder otherwise has an understanding or agreement, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such beneficial owner and (iv) an opinion of counsel (such counsel and opinion to be reasonably satisfactory to the Board of Directors of the Corporation) to the effect that the bylaws resulting from the adoption of such proposal would not be in conflict with the Certificate of Incorporation or the laws of the State of Delaware. To be timely in connection with any meeting of stockholders, a stockholder's notice and the other aforesaid items shall be delivered to the Secretary of the Corporation not less than ten
(10) nor more than sixty (60) days before the date specified for such meeting of stockholders. After such stockholder shall have submitted the aforesaid items, the Secretary of the Corporation shall determine whether such items are reasonably satisfactory and shall notify such stockholder in writing of the Secretary's determination, which notice shall be delivered to such stockholder prior to the meeting. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary of the Corporation determines that the items to be ruled upon are not reasonably satisfactory, then such proposal by such stockholder shall not be presented and shall not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The Presiding Person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that the proposal made pursuant to this
Section 6.1 was not in accordance with the procedure prescribed by these Amended and Restated Bylaws and the defective proposal shall be disregarded.


                                    ARTICLE 7
                               GENERAL PROVISIONS


                  Section 7.1       Offices.

                  The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                  Section 7.2       Corporate Seal.

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware."

                  Section 7.3       Fiscal Year.

                  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                  Section 7.4       Notices and Waivers Thereof.

                  Whenever any notice is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given three business days after it shall have been deposited in the United States mail with postage thereon prepaid.

                  Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Amended and Restated Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

                  Section 7.5       Saving Clause.

                  These Amended and Restated Bylaws are subject to the provisions of the Certificate of Incorporation and applicable law. In the event any provision of these Amended and Restated Bylaws is inconsistent with the Certificate of Incorporation or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of all other provisions of these Amended and Restated Bylaws.